Exhibit 4.8

New US Originator Accession Agreement

To:                              Security Agent

From:                  A.S.A.P. Software Express, Inc.

Master Definitions and Framework Deed (dated 27 September 2000 as amended and restated on 28 September 2001, 18 July 2002 and 16 April 2003) (the Master Definitions and Framework Deed)

We refer to Clause 4 of the Master Definitions and Framework Deed.

This Agreement shall have expressly and specifically incorporated into it the provisions set out in the Master Definitions and Framework deed (hereafter referred to as the Provisions), as though the same were set out in full in this Agreement mutatis mutandis and subject to English law.  In the event of any conflict between the provisions of this Agreement and the Provisions, this Agreement shall prevail.

With effect from the date specified below, A.S.A.P. Software Express, Inc. incorporated in the United States with registered number 5358-166-8 hereby agrees to become an Additional US Originator and to be bound by the terms of:

1.                                       the Master Definitions and Framework Deed;

2.                                       the Servicing Agreement dated 27 September 2000, as amended and restated on 28 September 2001 and 18 July 2002;

3.                                       the Deed of Amendment (English Law Governed Transaction Documents) dated 18 July 2002;

4.                                       the US Contribution Agreement dated as of 28 September 2001 as amended and restated on 18 July 2002;

5.                                       the amended and restated limited liability company agreement (the “LLC Agreement”) dated as of 18 July 2002;

6.                                       the US Collection Account Agreement dated as of 28 September 2001 as amended and restated on 18 July 2002; and

7.                                       the Lock Box and Assigned Account Agreement Letter of Amendment dated 18 July 2002,

subject to and in accordance with Clause 4 of the Master Definitions and Framework Deed.

The following is the address for notices of the proposed Additional US Originator:

A.S.A.P. Software Express, Inc.
C/o CT Corp System
208 So. LaSalle Street
Chicago, IL 60604

Copy:

A.S.A.P. Software Express, Inc.
850 Ashbury Drive
Buffalo Grove, IL 60089
Attention:  Kim Stuart, VP Finance
Facsimile:  +1 847 465 3277

A.S.A.P. Software Express, Inc.
Bodemstraat 11
bus1, 3830 Wellen, Belgium
Attn:  Raf Monnen
Facsimile:  +32 11 37 6044

A.S.A.P. Software Express, Inc.
Hoogoorddreef 62
1101 BE Amsterdam ZO

Attn:  Marcel Graven
Facsimile:  +31 20 651 10 17

This Agreement is governed by English law.

By:

Authorised Signatory of A.S.A.P. Software Express, Inc.

Date:                    16 April 2003